Exhibit 32

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Canada Southern Petroleum Ltd. (the "Company") on Form 10-Q for the period ended June 30, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Randy L. Denecky, Chief Executive Officer and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)

The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)

The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date:  August 13, 2003

By  /s/ Randy L. Denecky

Randy L. Denecky

President, Treasurer and Chief

Financial and Accounting Officer

A signed original of this written statement required by Section 906 has been provided to Canada Southern Petroleum Ltd. and will be retained by Canada Southern Petroleum Ltd. and furnished to the Securities and Exchange Commission or its staff upon request. The foregoing certification is accompanying the Report solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), is not deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934 (“Exchange Act”) and is not to be incorporated by reference into any filing of Canada Southern Petroleum Ltd. under the Securities Act of 1933 or the Exchange Act (whether made before or after the date of filing of the Report), irrespective of any general incorporation language contained in any such filing.